UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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March 22, 2004

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Walter Industries, Inc. (the “Company”) to be held at 10:00 A.M. local time, on Thursday, April 22, 2004 at the Don CeSar Hotel, 3400 Gulf Blvd., St. Pete Beach, FL 33706. The enclosed Notice of Meeting and Proxy Statement details the business to be conducted.

The Board of Directors urges you to vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting.

Thank you for your continued support of Walter Industries, Inc.

Sincerely,

Don DeFosset
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 22, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walter Industries, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, April 22, 2004 at 10:00 A.M., local time, at the Don CeSar Hotel, 3400 Gulf Blvd., St. Pete Beach, FL 33706 , for the following purposes:

1.	to elect nine members to the Board of Directors to serve for the ensuing year;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2004;

3.	to approve amendments to the Company’s Amended and Restated Certificate of Incorporation;

4.	to approve the Amended and Restated Employee Stock Purchase Plan; and

5.	to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record at the close of business on March 1, 2004 are entitled to notice of and to vote at the Annual Meeting.

The Annual Report of the Company for the year ended December 31, 2003 is enclosed.

The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa, Florida 33631-3601.

Your attention is invited to the Proxy Statement on the following pages.

By Order of the Board of Directors

Victor P. Patrick
Secretary

Tampa, Florida
March 22, 2004

WALTER INDUSTRIES, INC.
4211 W. Boy Scout Blvd.
Tampa, Florida 33607

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Walter Industries, Inc. (the “Company”) of proxies for the Annual Meeting of Stockholders of the Company to be held on April 22, 2004 at 10:00 A.M., local time, at the Don CeSar Hotel, 3400 Gulf Blvd., St. Pete Beach, FL 33706, and any adjournments thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

THE PROXY

The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers and other employees of the Company who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

This Proxy Statement and enclosed proxy is first being mailed to stockholders on or about March 22, 2004.

The close of business on March 1, 2004 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date there were issued and outstanding 41,936,104 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding on the Record Date is required for a quorum. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal regarding the election of directors, to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the year ending December 31, 2004, and to approve the Amended and Restated Employee Stock Purchase Plan. The affirmative vote of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is required to approve the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation.

If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify in the proxy how the shares are to be voted, the shares will be voted FOR the election of the director nominees named in this Proxy Statement; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2004; FOR the approval of the amendments to the Company’s Amended and Restated Certificate of Incorporation, and FOR the approval of the Amended and Restated Employee Stock Purchase Plan.

A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice or by giving a later proxy, in either case delivered by mail to the Secretary of the Company and effective upon receipt by the Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY OR VOTE BY TELEPHONE OR INTERNET PROMPTLY.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

Nine (9) directors are to be elected at the Annual Meeting. The nine (9) nominees for election as directors are named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

The names of the nominees and certain information about them are set forth below:

Name	Age	Served as Director of the Company From
Donald N. Boyce	65	1998
Howard L. Clark, Jr.	60	1995
Don DeFosset	55	2000
Perry Golkin	50	1987
Jerry W. Kolb	68	2003
Scott C. Nuttall	31	2000
Bernard G. Rethore	62	2002
Neil A. Springer	65	2000
Michael T. Tokarz	54	1987

DONALD N. BOYCE has been a director of the Company since August 1998. Mr. Boyce was appointed Interim Chairman of the Board, President and Chief Executive Officer of the Company on August 3, 2000 and resigned as President and Chief Executive Officer on November 2, 2000. He resigned from the position of Chairman of the Board as of March 1, 2002. Mr. Boyce was Chairman of the Board of Directors of IDEX Corporation from April 1, 1999 until March 31, 2000 and was Chairman of the Board of Directors, President and Chief Executive Officer of IDEX Corporation from January 1988 until March 31, 1999.

HOWARD L. CLARK, JR. has been a director of the Company since March 1995. Mr. Clark has been Vice Chairman of Lehman Brothers Inc., an investment-banking firm, since February 1993; prior thereto Mr. Clark served as Chairman and Chief Executive Officer of Shearson Lehman Brothers Inc. Mr. Clark also is a director of Lehman Brothers Inc., Maytag Corporation and White Mountains Insurance Group, Ltd.

DON DEFOSSET was appointed to the Board effective November 6, 2000. He was appointed President and Chief Executive Officer on November 2, 2000 and was appointed Chairman of the Board effective March 1, 2002. From October 1999 to June 2000, he served as Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc. From October 1996 to August 1999 he was Executive Vice President and President of the Truck Group of Navistar International Corporation. He is also a director of Terex Corporation and Safelite Glass Corp.

PERRY GOLKIN was a director of the Company from 1987 to March 2, 1995. On November 14, 1995, he was re-elected a director of the Company. Mr. Golkin has been a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. since January 1996. Mr. Golkin was a general partner of Kohlberg Kravis Roberts & Co. L.P. from January 1995 to January 1996. Mr. Golkin also is a director of PRIMEDIA Inc., Rockwood Specialties, Inc., Willis Group Holdings Limited and Bristol West Holdings, Inc.

JERRY W. KOLB was appointed to the Board on June 19, 2003. Mr. Kolb retired as a Vice Chairman of Deloitte & Touche LLP in 1998, a position he held since 1986. He also is a director of New Skies Satellites N.V.

SCOTT C. NUTTALL was appointed to the Board on August 3, 2000. Mr. Nuttall has been a director of Kohlberg Kravis Roberts & Co. L.P. since January 2004. Mr. Nuttall was an associate at Kohlberg Kravis Roberts & Co. L.P. from 1996 – January 2004. Mr. Nuttall also is a director of Alea Group Holdings (Bermuda) Ltd., BRW Acquisition, Inc., Kinder Care Learning Centers, Inc., Amphenol Corporation, Willis Group Holdings Limited and Bristol West Holdings, Inc.

BERNARD G. RETHORE was appointed to the Board effective March 15, 2002. He has been Chairman of the Board Emeritus of Flowserve Corporation since April 2000. From January 2000 to April 2000 he served as Flowserve Corporation’s Chairman. He had previously served as Chairman and Chief Executive Officer of Flowserve Corporation from July 1997 to January 2000 and held the additional title of President from October 1998 to July 1999. Mr. Rethore is a director of Maytag Corp., Belden, Inc., and Dover Corp.

NEIL A. SPRINGER was appointed to the Board on August 3, 2000. Mr. Springer is managing director of Springer & Associates LLC which was established in 1994. Mr. Springer also is a director of IDEX Corporation and USF Corporation.

MICHAEL T. TOKARZ has been a director of the Company since 1987. Since February 1, 2002 he has been a member of the Tokarz Group, LLC. From January 1996 until February 1, 2002, Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz also is a director of Evenflo Company, Inc., IDEX Corporation, Conseco and MVC Capital.

In order to be elected, a nominee must receive the vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions from voting will have the same effect as a vote against the election of directors. Broker non-votes will not affect the outcome of this proposal because shares that constitute broker non-votes are not considered entitled to vote on a proposal. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner and instructions are not given. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of the nominees listed above.

The Board recommends a vote FOR the election of the nominees set forth above.

PROPOSAL TWO
TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING
DECEMBER 31, 2004

The Audit Committee has appointed PricewaterhouseCoopers LLP as independent certified public accountants for the year ending December 31, 2004. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has served as independent certified public accountants for the Company since its formation in 1987.

The appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the year ending December 31, 2004 will be ratified if approved by the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. Abstentions from voting will have the same effect as a vote against the appointment of PricewaterhouseCoopers LLP as independent certified public accountants. Broker non-votes will not affect the outcome of this proposal because shares that constitute broker non-votes are not considered entitled to vote on a proposal. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the year ending December 31, 2004.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2004.

PROPOSAL THREE
TO APPROVE AMENDMENTS TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors at its regular meeting held on August 21, 2003 adopted a resolution that there be submitted to stockholders for approval at the Company’s 2004 Annual Meeting of Stockholders the Board’s proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to delete certain provisions which were inserted in the Restated Certificate on March 17, 1995 pursuant to the Company’s Amended Joint Plan of Reorganization dated as of December 9, 1994, as modified on March 1, 1995 (the “Plan of Reorganization”). The Board of Directors believes that such provisions are no longer required due to change in circumstances and should be deleted.

Article 4 of the Restated Certificate states that the voting and transfer of the shares of Common Stock held by The Celotex Corporation and its successors are restricted by Section 3.22(c) of the Plan of Reorganization and a Stockholder’s Agreement dated as of March 17, 1995 by and between the Company and The Celotex Corporation. In July 2003, the Company purchased all of the shares of Common Stock owned by The Asbestos Settlement Trust, the successor to The Celotex Corporation, and, as a result of such sale, the restriction imposed on the shares by Section 3.22(c) of the Plan of Reorganization and the Stockholder’s Agreement so long as they were owned by The Celotex Corporation or a successor no longer apply. The Board, therefore, proposes that the provision in the Restated Certificate concerning the shares of Common Stock formerly held by The Celotex Corporation’s successor be deleted.

Article 8 of the Restated Certificate states: “The Tax Oversight Committee shall consist of such members as provided in Section 1.229 of the Consensual Plan.” The Tax Oversight Committee was a special purpose temporary committee and was responsible for (i) approving all settlements and agreements by the Company or any of its subsidiaries regarding all claims of the Internal Revenue Service (“IRS”) that are entitled to priority under the United States Bankruptcy Code, and (ii) determining final resolution of certain contingencies regarding Federal income tax claims, both as more fully described in the Plan of Reorganization. In July 2003, the contingencies regarding the Federal income tax claims were resolved by an agreement between the Company and the Appeals Division of the IRS. The Tax Oversight Committee approved the agreement and on August 21, 2003 the Board voted to abolish the Tax Oversight Committee as the purpose for which the Committee was appointed had been fulfilled. Since Article 8 of the Restated Certificate has become obsolete, the Board proposes to delete Article 8 from the Restated Certificate.

A draft version of the Restated Certificate, marked to show the proposed deletions recommended by the Board of Directors for approval by the stockholders, is set forth in Appendix A.

Approval of the proposed amendments to the Restated Certificate requires the affirmative vote of the holders of a majority of the outstanding stock entitled to vote at the Annual Meeting. Abstentions from voting, as well as broker non-votes, will be considered as votes cast and, therefore, will have the same effect as a vote against the proposed amendments to the Restated Certificate. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR approval of the amendments to the Company’s Amended and Restated Certificate of Incorporation.

The Board of Directors recommends a vote FOR approval of the amendments to the Company’s Amended and Restated Certificate of Incorporation.

PROPOSAL FOUR
APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Walter Industries, Inc.’s stockholders are being asked to approve the Amended and Restated Employee Stock Purchase Plan (“ESPP”) which offers eligible employees the opportunity to acquire a stock ownership interest in the Company through payroll deduction and Company contribution, which monies are used to purchase Common Stock on the open market. The Company has had the employee stock purchase plan in place since 1996 and the rules recently adopted by the New York Stock Exchange (“NYSE”) require stockholder approval of material changes to existing equity-based plans such as the Company’s employee stock purchase plan, including an increase in the number of shares available or authorized under existing plans. The Company’s existing plan has remaining approximately 275,755 shares of Common Stock for purchase by employees on the open market and the Amended and Restated Plan increases the number of shares of Common Stock available for purchase on the open market to 1,500,000.

The ESPP was approved by the Board of Directors on February 19, 2004.

The following is a summary of the principal features of the ESPP. The full text of the ESPP is attached as Appendix B.

The purpose of the ESPP is to make available to eligible employees of the Company and its subsidiaries a convenient way to become stockholders of the Company by acquiring Common Stock of the Company through payroll deduction and Company matching contribution.

General Information

The ESPP is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is it a qualified stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Enrollment and Company Contribution

An eligible employee who wishes to enroll as a participant in the ESPP must complete and sign a new account form furnished by the Company indicating that he or she authorizes and instructs the Company to deduct from his or her after-tax base salary a specified amount, to be applied to the purchase of Common Stock for such participant’s account. The ESPP provides that payroll deductions shall become effective as soon as practicable after the new account form is received by the participant’s employer. Such payroll deduction authorizations will remain effective until changed or terminated by a participant. Under the ESPP, the minimum amount that may be withheld from a participant’s pay is $10.00 per month and the maximum amount is 10% of the participant’s monthly base salary, computed without regard to overtime, bonuses or other forms of special compensation. The employer will contribute a sum equal to 15% of each participant’s actual payroll deduction (20% in the case of employees participating in the ESPP continuously for at least five years, including years of participation under the Company’s employee stock purchase plan prior to its amendment and restatement).

Participation

Under the ESPP, the employer will designate a brokerage firm that is a member of the exchange or market system on which the Common Stock is traded (the “Broker”) to open and maintain accounts in the name of the Broker or its nominees in respect of each participant, unless otherwise directed by any such participant (in which case the Participant will be charged a fee), to make purchases of shares of Common Stock for the accounts of the participants. Each participant will receive from the Broker a statement as to the Common Stock acquired for the participant’s account under the ESPP.

The employer will deduct funds from each participant’s after-tax base salary as authorized and, each month will forward the total of the amounts deducted for all participants, together with the employer’s contribution, to the Broker, together with a list of participants and the amount allocable to the account of each participant.

Upon receipt of such funds, the Broker, as promptly as practicable, will purchase on the open market, as agent for the Company, as many shares of Common Stock as such funds will permit for the accounts of the participants. The number of shares purchased depends upon the market price of the Common Stock at the time such purchases are made. A total of 1,500,000 shares of Common Stock may be purchased for participants’ accounts under the ESPP.

Shares of Common Stock purchased by the Broker will be allocated by the Broker at the average cost thereof, to the accounts established, in proportion to the respective amount received for each participant’s account. Allocation is made in full shares and in fractional shares. No fractional shares will be issued and upon the closing of the account the Broker will distribute cash in lieu of any fractional shares. At the time of purchase, each participant for whose account funds were received immediately acquires full ownership of all shares and of any fractional shares in the participant’s account.

The participant’s account will be credited with all dividends paid in respect of the full shares and any fractional shares held in the participant’s account. Cash dividends on the Common Stock will be automatically reinvested in Common Stock as promptly as practicable following receipt thereof by the Broker unless the participant instructs the Broker to the contrary. Regular brokerage commissions will be deducted from the amount of the cash dividend at the time the reinvestment is made.

Stock dividends and/or any stock splits in respect of shares held in a participant’s account will be credited to such participant’s account without charge. Distributions of other securities and rights to subscribe will be sold and the proceeds handled in the same manner as a cash dividend.

The participant may instruct the Broker at any time to sell any or all of his or her full shares and the fractional shares assigned to his or her account. Upon such sale the Broker will remit the proceeds, less the regular brokerage commission and any applicable handling fees.

The Broker’s commissions payable in connection with the purchases of shares of Common Stock hereunder shall be paid by the Company. However, the Broker’s commission and other charges in connection with sales of shares, reinvestment of dividends, or purchases of shares not made by payroll deductions or by employer contributions will be payable directly to the Broker by the participant who orders such transactions.

Neither the Company nor the Broker shall have any responsibility or liability, other than liabilities arising out of the securities laws, for any action or omission under the ESPP, including without limitation, any action taken with respect to the price, time, quantity or other conditions and circumstances of the purchase of Common Stock or administration of the ESPP.

Eligibility

All employees of the Company or any of its subsidiaries who do not own five percent (5%) or more of the total combined voting power of the Common Stock and have attained the age of majority in the state in which they reside are eligible to participate in the ESPP, at their election. The Compensation and Human Resources Committee may, in its discretion, determine additional eligibility requirements.

Federal Income Tax Consequences

The following describes the general federal income tax consequences of participating in the ESPP based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes that are not described below and are advised to consult their tax advisor.

To the extent that the purchase of shares of Common Stock is made by the Company from amounts deducted after tax from a participant’s wages, the participant will not recognize any additional compensation income in respect of the amount so deducted from wages. The Company’s matching contribution will represent taxable compensation to the participant, which will be taxable to the participant as ordinary income and subject to withholding at the time such contribution is made, and the Company will be entitled to a corresponding deduction. The participant will have a basis in the Common Stock equal to the price paid for such Common Stock. Upon a taxable disposition of the Common Stock, the participant will recognize short-term or long-term capital gain, as the case may be, equal to the net selling price over the basis of such Common Stock.

Amendment or Termination

The Board may amend, alter, suspend or terminate the ESPP at any time; provided, however, that no amendment that would require stockholder approval under any applicable law or rules of any securities exchange on which the shares of Common Stock are traded shall be effective unless such stockholder approval is obtained.

Approval of the Amended and Restated Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions from voting will have the same effect as a vote against the approval of the Amended and Restated Employee Stock Purchase Plan. Broker non-votes will not affect the outcome of this proposal because shares that constitute broker non-votes are not considered entitled to vote on a proposal. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner and instructions are not given. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the approval of the Amended and Restated Employee Stock Purchase Plan.

The Board of Directors recommends a vote FOR the approval of the Amended and Restated Employee Stock Purchase Plan.

Fees Paid to Independent Auditor

The following table sets forth the approximate aggregate fees billed to the Company for fiscal years ended December 31, 2003 and December 31, 2002 by PricewaterhouseCoopers LLP (“PWC”), the Company’s independent auditor, for the audit of the Company’s annual financial statements and services rendered by PWC. Certain amounts from fiscal 2002 have been reclassified to conform to the 2003 presentation.

	FISCAL YEARS ENDED
	2003	2002
AUDIT FEES	$1,339,000	$1,422,000
AUDIT RELATED FEES (a)	381,000	111,000
TAX FEES (b)	551,000	507,000
ALL OTHER FEES (c)	24,000	0
TOTAL FEES	$2,295,000	$2,040,000

(a)	Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to audits of the Company’s benefit plans, agreed-upon procedures related to securitizations, and audits of separate financial statements for divested subsidiaries.

(b)	Tax Fees consist of professional services rendered by PWC for tax compliance, tax advice, and tax planning.

(c)	All Other Fees consist principally of professional services rendered by PWC for advisory and consulting services.

The Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditors’ independence.

CORPORATE GOVERNANCE

Board Meetings and Committees

During the fiscal year ended December 31, 2003, there were ten (10) meetings of the Board and each director attended at least 75% of all meetings of the Board and of the committees of the Board on which he served during 2003. The Company has a long-standing policy of director attendance at the Annual Meeting. Last year, all but one of the directors attended the Annual Meeting. The non-management directors, all of whom are also independent directors, meet in executive session on at least a quarterly basis. The Chairman of the Nominating and Corporate Governance Committee, currently Howard L. Clark, Jr., has been appointed to preside at the executive session of the independent directors.

Director Independence

Upon consideration of the criteria and requirements regarding director independence set forth in the rules adopted by the NYSE, the Board has affirmatively determined that each of the directors standing for re-election, except Mr. DeFosset, the Chairman of the Board and Chief Executive Officer, has no material relationship with the Company and that all of the directors, except Mr. DeFosset, are independent. In making such determination, the Board considered each relationship between the Company and any director, as follows: a) the affiliation of Messrs. Golkin and Nuttall with Kohlberg Kravis Roberts & Co., L.P., which, through several partnerships (the “KKR Partnerships”), owns 13,958,589 shares of Common Stock; b) the investment in the KKR Partnerships by Messrs. Boyce and Tokarz; c) the payment by the Company of $319,751 in underwriting fees to Lehman Brothers, Inc., an investment banking firm with annual revenues of $8.6 billion (Mr. Clark is Vice Chairman of Lehman); and d) Mr. Boyce’s service as Interim Chief Executive Officer of the Company from August 3, 2000 to November 2, 2000. The Board concluded that none of the foregoing constituted a ‘material relationship’ with the Company within the meaning of the director independence standards adopted by the NYSE.

The Board will monitor and review at least once annually commercial, industrial, banking, charitable and other relationships that directors may have with the Company to determine whether the directors are independent in accordance with the rules adopted by the NYSE.

Committee Membership and Meetings

For the fiscal year ended December 31, 2003, there were 13 meetings of the Audit Committee, 6 meetings of the Compensation and Human Resources Committee, and 4 meetings of the Nominating and Corporate Governance Committee. The Board of Directors has affirmatively determined that the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee consist entirely of independent directors under the rules established by the NYSE and the Securities and Exchange Commission (“SEC”).

Audit Committee

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to the Company’s stockholders relating to the Company’s financial reporting process and systems of internal control. The Audit Committee is also responsible for determining whether the Company’s financial systems and reporting practices are in accordance with applicable requirements. The Audit Committee also approves services and fees of the independent auditors. The Audit Committee charter is attached as Appendix C and is posted on the corporate governance section of the Company’s website at www.walterind.com (the “Company’s website”). The Board of Directors has determined that all Audit Committee members are financially literate under the NYSE listing standards. All of the members of the Audit Committee qualify as audit committee financial experts within the meaning of the rules and regulations of the SEC. The Audit Committee has adopted procedures in its charter for pre-approving all audit and non-audit services provided by the independent auditor. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are able to provide the most effective services, for reasons such as their familiarity with the Company’s current and past business, accounting systems and internal operations, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee. The present members of the Audit Committee are Neil A. Springer, Chairman, Jerry W. Kolb and Bernard G. Rethore.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee is responsible for reviewing and approving salaries of senior executives of the Company and the presidents of its significant subsidiaries and for reviewing and recommending for approval by the Board executive and key employee compensation plans, including incentive compensation, stock incentives and other benefits. The Compensation and Human Resources Committee charter is attached as Appendix D and is posted on the Company’s website. The present members of the Compensation and Human Resources Committee are Donald N. Boyce, Chairman, Perry Golkin, Bernard G. Rethore and Neil A. Springer.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as directors and reporting its recommendations to the Board. The Board determines the number of directors that shall constitute the Board of Directors, subject to the requirement set forth in the Company’s by-laws that the number of directors shall be not less than 5 nor more than 13. The Nominating and Corporate Governance Committee will consider candidates for nominees for election as directors of the Company submitted by stockholders. In identifying candidates for membership on the Board of Directors, the Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specializations, relevant technical skills, diversity, and the extent to which a candidate would fill a need on the Board of Directors. The Committee’s policy with regard to director candidates submitted by stockholders is to consider such submissions in accordance with the following procedures: Any stockholder who wishes to have the Nominating and Corporate Governance Committee consider a candidate is required to give written notice of the stockholder’s intention to make such a nomination. Notices of nomination for the 2005 annual meeting must be received by the Company’s Secretary at the address on the first page of this Proxy Statement no earlier than January 2, 2005 and no later than January 22, 2005. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, as set forth in the Company’s by-laws. A proposed nomination which does not comply with the above requirements will not be considered. The Nominating and Corporate Governance Committee charter is attached as Appendix E and is posted on the Company’s website. The present members of the Nominating and Corporate Governance Committee are Howard L. Clark, Jr., Chairman, Donald N. Boyce, Perry Golkin and Michael T. Tokarz.

Following the resignation of a director in June 2003, the Committee paid a fee to Spencer Stuart, a professional search firm, to assist it in identifying and conducting due diligence on potential director candidates, and such firm identified and recommended Mr. Kolb to fill the vacancy on the Board.

Directors’ Compensation

No directors’ fees are paid to directors who are full-time employees of the Company or any of its subsidiaries. For the fiscal year ended December 31, 2003, non-employee directors of the Company were paid retainer fees of $7,500 per quarter, except for the Chairman of the Audit Committee, who is paid a retainer fee of $8,750 per quarter. Each non-employee director also received a fee of $1,500 for each Board or Committee meeting attended and was reimbursed for travel and lodging expenses.

The Board has adopted the Walter Industries, Inc. Directors’ Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their director’s fees. The deferred fees, at each electing director’s option, are credited to either an income account or a stock equivalent account or are divided between the two accounts. If a director elects the income account, the director’s fees otherwise payable are credited as a dollar amount to the director’s income account on the date such fees would otherwise have been paid. If a director elects the stock equivalent account, director’s fees otherwise payable during a calendar quarter are converted to stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of the Common Stock on the first business day of the following calendar quarter, or if that date is not a trading date, on the next trading date. The income account is credited quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1.00%, and the stock equivalent account is credited with stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account as of the record date for such dividend. Payments under the Directors’ Deferred Fee Plan are made in January of the year determined by the participant pursuant to an election filed with the Secretary of the Company, which may be any calendar year following the year in which the participant has his 72nd birthday or which may be the year of the participant’s first termination of his services as a director, in cash in one, five, ten or fifteen annual installments as shall be determined by the participating director. Payments from the income account are made in cash and payments from the stock equivalent account are made in cash at the Common Stock’s then current market value. As of March 1, 2004, Messrs. Tokarz and Nuttall had elected to participate in the Directors’ Deferred Fee Plan.

Under the Walter Industries, Inc. 2002 Long-Term Incentive Award Plan approved by the stockholders on April 25, 2002, each independent director receives an option to purchase 4,000 shares of Common Stock on the date of each annual meeting of the Company’s stockholders, at which the independent director is elected to the Board.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which are posted on the Company’s website and available in print to stockholders who request a copy and which set forth the practices the Board will follow with respect to director qualification standards, director responsibilities, director compensation, director access to management and, as necessary and appropriate, outside advisors, director orientation and continuing education, management succession and an annual self-evaluation of the Board.

Stockholder Communication with the Board

Communication by stockholders may be made to the Chairman of the Audit Committee or the Chairman of the Nominating and Corporate Governance Committee, in care of the Company’s Secretary at the Company’s headquarters address. Stockholders may also communicate with any of the independent directors, in care of the Company’s Secretary at the Company’s headquarters address. If the correspondence is specifically marked as a communication for the Board of Directors (or a specific member of the Board), the Secretary will not open or read the correspondence, but will forward it to the addressee.

Code of Conduct Policy and Compliance Program

The Board has adopted a Code of Conduct Policy and Compliance Program (“Code of Conduct”) which is applicable to all employees, directors and officers of the Company. The Code of Conduct is posted on the Company’s website and is available in print to stockholders who request a copy. The Company also has made available an Ethics Hotline, where employees can anonymously report a violation of the Code of Conduct.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid to or accrued by the Company for the account of (i) the Chief Executive Officer of the Company and (ii) each of the next four most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation
			Annual Compensation				Awards	Payouts

Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	Long-Term Incentive Payouts ($)	All Other Compensation ($)(1)
Don DeFosset	2003		725,000	0	*		100,000	203,820	96,250	(a)
Chairman, Chief Executive	2002		704,167	134,536	*		102,000	0	106,528	(a)(b)
Officer and President	2001		658,333	1,050,000	*		0	0	109,009	(b)

William F. Ohrt	2003		320,708	0	*		40,000	68,693	42,414	(a)
Executive Vice President	2002		309,454	77,767	*		33,926	0	15,515	(a)
and Chief Financial Officer	2001	(2)	273,889	290,692	*		75,000	0	76,036	(c)

Victor P. Patrick	2003		278,609	0	38,010	(5)	24,900	43,538	99,033	(a)(c)
Senior Vice President,	2002	(3)	102,083	82,500	*		50,000	0	75,148	(c)
Secretary and General Counsel	2001		(3)	(3)	(3)		(3)	(3)	(3)

George R. Richmond	2003		269,237	0	*		29,900	0	(d)
President of Jim Walter	2002		259,173	129,552	*		17,683	0	(d)
Resources, Inc., a	2001		238,125	235,000	*		0	0	(d)
subsidiary of the Company

Bradley S. Kitterman	2003	(4)	267,166	0	*		30,500	0	97,018	(c)
President of United States	2002		(4)	(4)	(4)		(4)	(4)	(4)
Pipe and Foundry Company,	2001		(4)	(4)	(4)		(4)	(4)	(4)
Inc., a subsidiary of the Company

*	Does not exceed reporting thresholds for perquisites and other personal benefits.

(1)	This column consists of the following:

(a)	The Profit Sharing Plan and Supplemental Profit Sharing Plan amounts included in this table for the plan years ended August 31, 2003 and August 31, 2002, respectively, are: Mr. DeFosset, $72,083 and $35,000; Mr. Ohrt, $31,709 and $15,515. Effective January 1, 2004, the plan year for both the Profit Sharing Plan and Supplemental Profit Sharing Plan was changed to a calendar year. For the 4-month stub period (September 1, 2003 – December 31, 2003) the Profit Sharing Plan and Supplemental Profit Sharing Plan amounts included in this table for 2003 are: Mr. DeFosset, $24,167; Mr. Ohrt, $10,705, and Mr. Patrick, $9,488.

(b)	Relocation expenses of $71,528 in 2002 and $109,009 in 2001, including moving costs, temporary housing rental and travel.

(c)	Relocation expenses, including moving costs, temporary housing rental and travel. Mr. Patrick’s relocation expenses for 2003 were $89,545.

(d)	Mr. Richmond participates in the Pension Plan for Salaried Employees of Subsidiaries, Divisions and/ or Affiliates of Walter Industries, Inc. and the Company’s unfunded, non-qualified Supplemental Pension Plan, both of which are defined benefit plans described herein under “Executive Compensation — Annual Benefits Payable Under Pension Plans.”

(2)	Mr. Ohrt was elected Executive Vice President and Chief Financial Officer effective January 22, 2001.

(3)	Mr. Patrick was elected Senior Vice President, General Counsel and Secretary effective August 20, 2002.

(4)	Mr. Kitterman was elected President of United States Pipe and Foundry Company, Inc., a subsidiary of the Company, effective January 13, 2003.

(5)	Other annual compensation consists of a car allowance of $18,000 and $20,010 for one personal round-trip flight on the Company’s airplane, which was directed by the Company.

The following table contains information regarding the grant of stock options to the executives named in the Summary Compensation Table during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in fiscal year ended December 31, 2003	Exercise or Base Price ($/Sh)	Expiration Date(1)	5%(2)	10%(2)
Don DeFosset	10,121	1.10	9.88	2/20/2013	62,887	159,367
Don DeFosset	89,879	9.77	9.88	2/20/2013	558,461	1,415,251
William F. Ohrt	10,121	1.10	9.88	2/20/2013	62,887	159,367
William F. Ohrt	29,879	3.25	9.88	2/20/2013	185,653	470,480
Victor P. Patrick	10,121	1.10	9.88	2/20/2013	62,887	159,367
Victor P. Patrick	14,779	1.61	9.88	2/20/2013	91,829	232,713
George R. Richmond	10,121	1.10	9.88	2/20/2013	62,887	159,367
George R. Richmond	19,779	2.15	9.88	2/20/2013	122,896	311,444
Bradley S. Kitterman	30,500	3.31	10.01	1/27/2013	192,005	486,578

(1)	The right to exercise these options expires no later than the tenth anniversary of the date on which they were granted. Each executive (except Mr. Kitterman) received two stock option grants; a grant of 10,121 incentive stock options and a grant of non-qualified stock options. All options granted to the named executives in 2003 vest at the rate of 33-1/3% per annum, beginning on the first anniversary of the grant.

(2)	The amounts of hypothetical potential appreciation shown in these columns reflect required calculations at annual appreciation rates of 5% and 10% set by the Securities and Exchange Commission (“SEC”) and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

The following table contains information covering the exercise of options by the executives named in the Summary Compensation Table during the fiscal year ended December 31, 2003 and unexercised options held as of the end of the fiscal year ended December 31, 2003.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED DECEMBER 31, 2003
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at December 31, 2003 ($)(1) (Exercisable/Unexercisable)
Don DeFosset	0	0	334,001/367,999	1,843,428/1,681,348
William F. Ohrt	0	0	41,310/107,616	182,108/425,101
Victor P. Patrick	0	0	16,666/58,234	11,583/109,570
George R. Richmond	0	0	129,895/61,688	202,616/249,033
Bradley S. Kitterman	0	0	0/30,500	0/101,870

(1)	Represents the fair market value as of December 31, 2003, $13.35 per share (the closing stock price on such date), of the option shares less the exercise price of the options.

Long-Term Performance Cash Awards

Under the Company’s 2002 Long-Term Incentive Award Plan adopted by the Board on February 21, 2002 and approved by the Company’s stockholders on April 25, 2002, the Compensation and Human Resources Committee established two performance goals in April 2002 for the ensuing 36 month period that, if met, entitle eligible executive officers to cash payments. The performance goals are the fulfillment of two specific strategic objectives. A payment was made in 2003 for the fulfillment of one of the performance goals which was to be achieved on or before April 30, 2005. Another payment will be made if the second goal is achieved on or before April 30, 2004.

The following table sets forth the payouts that could be made under the 2002 Long-Term Incentive Award Plan for the fulfillment of the remaining goal:

		Estimated Future Payouts under Long-Term Incentive Award Plan
Name	Performance Period	Threshold	Target	Maximum
Don DeFosset	4/30/2002 – 4/30/2004	$67,940	$135,880	$203,820
William F. Ohrt	4/30/2002 – 4/30/2004	22,898	45,795	68,693
Victor P. Patrick	4/30/2002 – 4/30/2004	14,513	29,025	43,538
George R. Richmond	4/30/2002 – 4/30/2004	28,251	56,502	84,753

Profit Sharing Plans

Under the Profit Sharing Plan and the Supplemental Profit Sharing Plan, amounts contributed by the Company for the benefit of the participants become payable upon termination of employment. In the case of the Supplemental Profit Sharing Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or in sixty equal monthly installments. While the Profit Sharing Plan provides retirement benefits for all salaried employees of the Company and certain of its subsidiaries, the Company makes accruals for the Supplemental Profit Sharing Plan only for such employees as to whom the full contribution under the Profit Sharing Plan has been limited by the Internal Revenue Code. Messrs. DeFosset and Ohrt were first eligible to receive contributions under the Profit Sharing Plan and the Supplemental Profit Sharing Plan for the plan year ended August 31, 2002. Mr. Patrick was first eligible to receive contributions under the Profit Sharing Plan and the Supplemental Profit Sharing Plan for the 4-month period September 1, 2003 – December 31, 2003 resulting from the change in plan year, effective January 1, 2004, to a calendar year. Mr. Kitterman will first be eligible to receive contributions under the Profit Sharing Plan and Supplemental Profit Sharing Plan for the plan year ending December 31, 2004.

Annual Benefits Payable Under Pension Plans

The table below sets forth the aggregate estimated annual retirement benefits payable under the Pension Plan for Salaried Employees of Walter Industries, Inc., its Subsidiaries, Divisions and Affiliates (the “Pension Plan”) and under the Company’s unfunded, non-qualified Supplemental Pension Plan (the “Supplemental Pension Plan” and, together with the Pension Plan, the “Pension Plans”) for employees of certain subsidiaries of the Company retiring at normal retirement age (65) on January 1, 2004, and is based on social security covered compensation in effect on January 1, 2004:

	Years of Service
Remuneration	15	20	25	30	35
250,000	52,015	69,353	86,691	104,029	121,367
300,000	63,077	84,103	105,129	126,155	147,181
350,000	74,140	98,854	123,567	148,280	172,994
400,000	85,203	113,604	142,005	170,406	198,807
450,000	96,264	128,352	160,440	192,528	224,616
500,000	107,327	143,102	178,878	214,654	250,429
550,000	118,390	157,853	197,316	236,779	276,242
600,000	129,452	172,603	215,754	258,905	302,056
650,000	140,515	187,354	234,192	281,030	327,869
700,000	151,578	202,104	252,630	303,156	353,682
750,000	162,639	216,852	271,065	325,278	379,491
800,000	173,702	231,602	289,503	347,404	405,304

Benefit payments under the Pension Plans are based on final average annual compensation (including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for Federal income tax purposes) for the five consecutive years within the final ten years of employment prior to normal retirement age (65) which produce the highest average. This is generally equivalent to the sum of the amounts included under the Salary and Bonus column headings in the Summary Compensation Table above. Benefit amounts are shown on a straight-line annuity basis, payable annually upon retirement at age 65. No offsets are made for the value of any social security benefits earned. The Company makes accruals for the Supplemental Pension Plan only for such employees as to whom the pension benefits under the Pension Plan have been limited by the Internal Revenue Code. In the case of the Supplemental Pension Plan, the employer may, in its sole discretion, elect to furnish any and all benefits due by purchasing annuities, or by other means at its disposal, including payment of the present value of such benefits.

Of the named executive officers, only Mr. Richmond is a participant in the Pension Plans, with 25.3 credited years of service.

Compensation Committee Interlocks and Insider Participation

Mr. Boyce, a member of the Compensation Committee, served as Interim Chief Executive Officer and President of the Company from August 3, 2000 to November 2, 2000, a period of 92 days.

Employment, Severance and Change-of-Control Arrangements

The Company has employment agreements with Messrs. DeFosset, Ohrt, Patrick and Kitterman, and a retention agreement with Mr. Richmond. Under Mr. DeFosset’s agreement dated November 4, 2000, his base salary upon commencement of his employment was $650,000 per annum and his target bonus level is 100% of base salary. Mr. DeFosset’s agreement also provides that if he is terminated, other than for cause (as defined in the agreement), he is entitled to (a) guaranteed continuation of base salary for 24 months, (b) a pro rata bonus for the portion of the year actually worked and (c) 12 months of additional bonus computed in accordance with the plan terms in effect at the date of termination.

Under Mr. Ohrt’s agreement dated December 28, 2000, Mr. Ohrt’s base salary upon commencement of his employment was $290,000 per annum and his target bonus level is 65% of base salary. Mr. Ohrt’s agreement provides that after five years of continuous employment by the Company he will be entitled, upon his retirement or termination of employment, to retiree medical coverage on the same terms and conditions offered to all other eligible retired and terminated employees. Mr. Ohrt’s agreement also provides that in the event of involuntary termination, other than for cause (as defined in the agreement), he is entitled to (a) 18 months of salary continuance, including base salary and target bonus at the applicable rate in effect at the time of termination, and (b) 18 months of continuing benefits.

Under Mr. Patrick’s agreement dated July 24, 2002, Mr. Patrick’s base salary upon commencement of his employment was $275,000 per annum and his target bonus level is 60% of base salary. Mr. Patrick’s agreement also provides that in the event of involuntary termination, other than for cause (as defined in the agreement), he is entitled to (a) 18 months of salary continuance, including base salary and target bonus at the applicable rate in effect at the time of termination, and (b) 18 months of continuing benefits.

Under Mr. Kitterman’s agreement dated January 6, 2003, Mr. Kitterman’s base salary is $275,000 per annum and his target bonus level is 60% of base salary. Mr. Kitterman’s agreement also provides that in the event of involuntary termination, other than for cause (as defined in the agreement), he is entitled to (a) 12 months of salary continuance, including base salary and target bonus at the applicable rate in effect at the time of termination, and (b) 12 months of continuing benefits.

The Company entered into an agreement dated September 29, 2000 with Mr. Richmond pursuant to the Jim Walter Resources, Inc. (“JWR”) Retention Incentive Plan. The agreement provides for 24 months of salary continuance and a retention bonus equal to 50% of his base salary in the event Mr. Richmond is terminated due to a sale or shutdown of JWR. (In the event of a sale, Mr. Richmond will be entitled to salary continuance only if he is not offered a position with the buyer or is terminated within two years from the date of sale.) Under the agreement, Mr. Richmond will not be eligible for the salary continuance or the retention bonus if he resigns or is terminated for cause (as defined in the agreement). In addition, upon termination of Mr. Richmond’s agreement on December 31, 2005, he will be entitled to the retention bonus if he is employed by JWR on that date.

The Company has change of control agreements with each of the named executive officers of the Company. Under individual Executive Change-in-Control Severance Agreements, if their employment is terminated other than for ‘Cause’ (which includes conviction of a felony) within 24 months following a change in control, the executive officers named in the Summary Compensation Table would be entitled to a lump-sum payment equivalent to base salary and annual incentive bonus (generally calculated as the average of their actual annual incentive bonuses over the preceding three years) for, and continuation of certain benefits, such as group life and medical insurance coverage during, a period of 24 months. One-fourth of that amount is in consideration for the executive’s entering into a noncompetition agreement. Mr. DeFosset’s Agreement also provides for the continuation of reimbursement for club memberships and tax planning during that period. The payments would also be due following a voluntary resignation for ‘Good Reason’ (which includes a material change in the executive’s responsibilities or annual base compensation) after a change in control. The severance benefits under the Agreements also include the immediate vesting of all unvested stock options, restricted stock and/or restricted stock units. The Agreements provide for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company. The Agreements provide that no executive is entitled to receive duplicative severance benefits under any other Company-related plans or programs if benefits are triggered thereunder.

Certain Relationships and Certain Related Transactions

In June 2003, Lehman Brothers, Inc. acted as an underwriter in connection with the public issuance by Mid-State Trust XI, an affiliate of the Company, of $314,340,000 of Mid-State Trust XI asset-backed notes, for which Lehman Brothers, Inc. received underwriting commissions and fees of $319,751.

In May 2003, the Company repurchased 999,921 shares of Common Stock owned by Lehman Brothers, Inc. at $10 per share, which was below the market price at the time of the transactions.

PERFORMANCE GRAPH

The following line graph compares the Company’s cumulative stock market performance with the Russell 2000 Stock Index (“Russell 2000”) and the Dow Jones Industrial-Diversified Index (“Dow Jones Industrial-Diversified”).

Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Company’s Common Stock, the Russell 2000 and the Dow Jones Industrial-Diversified on June 1, 1998 and (ii) reinvestment of all dividends.

	INDEXED RETURNS
	Years Ending
Company/Index	Base Period May98	May99	May00	Dec00	Dec01	Dec02	Dec03
WALTER INDUSTRIES, INC	100	68.63	57.05	39.84	60.84	58.84	73.31
RUSSELL 2000.	100	97.31	106.96	109.45	112.17	89.19	131.34
DOW JONES INDUSTRIAL-DIVERSIFIED	100	132.29	170.77	167.60	148.44	94.30	124.63

REPORT OF THE COMPENSATION AND HUMAN RESOURCES
COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Human Resources Committee of the Board (the “Committee”) consists entirely of independent directors and is responsible for reviewing and approving executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company’s Chief Executive Officer and other executive officers. The Committee is also responsible for the administration of and awards under the Amended 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc. (the “1995 Stock Plan”) and the 2002 Long-Term Incentive Award Plan (the “2002 Stock Plan”).

General Compensation Policy

The purpose of the Company’s executive compensation program is to (i) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (ii) provide incentives to management to increase stockholder value, (iii) increase the overall performance of the Company and (iv) increase the performance of individual executives.

Principal Compensation Elements

The principal elements of the Company’s executive compensation for the year ended December 31, 2003 were base pay, annual cash incentive compensation and stock-based incentives. The Committee also approved a long-term incentive plan tied to the achievement of certain strategic goals. To determine guidelines for each of these elements of compensation, the Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. Such salary ranges are periodically benchmarked against external salary survey data, including comparable compensation data for numerous diversified manufacturing and residential construction companies. The Committee believes that such surveys provide a reliable standard for measuring the Company’s compensation practices. As part of this benchmarking process, the Company reviews and evaluates its executive pay structure with outside compensation consultants to confirm the validity of the executive salary ranges and to conform such structure with competitive market levels for several key positions, including the Chief Executive Officer.

Base Salary

The Committee annually reviews and approves the base salary of each executive officer. In determining salary adjustments, the Committee considers the responsibilities associated with the position, individual contribution and performance, position within the salary range, Company performance and applicable external salary survey data. During 2003, the Company implemented a six-month deferral of all base salary increases for all of its senior executives, beginning October 1, 2003.

Executive Bonuses

The Company’s executive officers are eligible for annual cash bonuses under the Company’s Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan utilizes targets based on objective annual financial and individual goals to determine bonus funding pools for key corporate and subsidiary employees. The financial goals account for 80% of an individual’s potential incentive award. Each plan participant also has specific individual goals which account for 20% of the potential incentive award. Minimum financial thresholds must be achieved for the portion attributable to individual goals to be payable. The maximum any participant can receive is an amount equal to 200% of the participant’s target bonus. These individual and financial goals are established at the beginning of the plan year. Incentive awards paid to employees of the Company’s operating subsidiaries are based on the performance of the respective subsidiaries and the performance of the Company as a whole, and incentive awards paid to corporate employees are based on the performance of the Company as a whole. Financial goals for corporate officers are based on the net income of the Company and its return on net assets (“RONA”). Financial targets for subsidiary presidents are based on operating income and RONA of their respective subsidiaries, as well as the Company’s net income.

Given the Company’s financial performance in 2003, neither Mr. DeFosset nor any other executive officer received an award under the Incentive Plan.

Stock-Based Compensation

The Committee believes that equity ownership by management is beneficial in aligning the interests of management and the Company’s stockholders for the purpose of enhancing stockholder value. To this end, in July 1995 the Company adopted the 1995 Stock Plan and in September 1997 amended the 1995 Stock Plan to provide for additional shares of Common Stock, and in April 2002 the Company adopted the 2002 Stock Plan pursuant to which three million shares of Common Stock are subject to future grants.

One of the purposes of the 1995 Stock Plan and the 2002 Stock Plan is to provide stock based awards as components of executive compensation to assure external competitiveness of total compensation, encourage equity ownership by key executives, motivate executives to improve long-term stock performance, retain executives and align executives’ interests with the enhancement of stockholder value.

Under both the 1995 Stock Plan and 2002 Stock Plan, grants of awards are made periodically by the Committee based on recommendations of the Chief Executive Officer (with the exception of grants to the Chief Executive Officer) and the advice of the Committee’s outside consultant, taking into consideration the respective responsibilities of each position, external stock-based compensation survey data, and the strategic and operational goals and performance of each participant. Awards to the Chief Executive Officer are determined separately by the Committee and are based upon, among other things, the Committee’s perception of contributions by the Chief Executive Officer to the Company’s long-term performance.

The exercise prices for all options granted during the year ended December 31, 2003 were at the then market value of the Common Stock based on an average of the high and low prices on the date of the grant. The exercise price of awards granted, the life of such awards, vesting of awards and other terms and conditions of awards granted under the 1995 Stock Plan and the 2002 Stock Plan are determined by the Committee, in its discretion. Options must expire not more than ten years from their date of grant, subject to certain conditions and restrictions as required by law and/or as set forth in the 1995 Stock Plan and 2002 Stock Plan.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined in Section 162(m) of the Code. All of the members of the Committee qualify as “outside directors.” The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation. In September 1997, the stockholders approved the Incentive Plan.

Compensation of Chairman of the Board and Chief Executive Officer

The Board did not increase Mr. DeFosset’s base compensation in 2003.

Stock Ownership

The Committee believes that senior executives should have a meaningful equity interest in the Company. Mr. DeFosset owns in excess of 42,000 shares of Company stock (excluding exercisable options), and the employment agreements of Messrs. Ohrt, Patrick and Kitterman obligated them to purchase $100,000, $100,000 and $50,000 in Company stock, respectively. These obligations have been fulfilled.

Summary

The Committee believes that the mix of market-based salaries, significant variable cash incentives for short-term performance and long-term incentives in the form of cash and stock-based awards which provide the potential for equity ownership in the Company represents a balance that will enable the Company to attract and retain key executive talent necessary for long-term growth. The Committee further believes that this program strikes an appropriate balance between the interests of stockholders and needs of the Company in operating its businesses.

COMPENSATION AND HUMAN RESOURCES
COMMITTEE
Donald N. Boyce, Chairman
Perry Golkin
Bernard G. Rethore
Neil A. Springer

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee reports as follows with respect to the audit of the Company’s audited financial statements for the fiscal year ended December 31, 2003:

Management of the Company is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee the processes.

The Audit Committee has met and held discussions with management and the Company’s independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors of the Company’s consolidated audited financial statements and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

This report by the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the U.S. Securities Act of 1933, as amended or the U.S. Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE
Neil A. Springer, Chairman
Jerry W. Kolb
Bernard G. Rethore

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to the Reporting Persons were complied with during the fiscal year ended December 31, 2003.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following tables furnish information, as of March 1, 2004, as to: (i) shares of Common Stock beneficially owned by each current director, each nominee for director and each executive officer of the Company named in the Summary Compensation Table herein; (ii) shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group; and (iii) the name and address of each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock. Except as indicated below, to the knowledge of the Company, each person indicated in the following tables has sole voting and investment power as to the shares shown.

Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding
Donald N. Boyce Director	98,999	(1)	*
Howard L. Clark, Jr. Director	3,999	(2)	*
Don DeFosset Chairman of the Board, President and Chief Executive Officer	443,995	(3)	*
Perry Golkin Director	13,958,589	(4)	33.3	(4)
Jerry W. Kolb Director	1,000		*
Scott C. Nuttall Director	0		*
Bernard G. Rethore Director	5,999	(5)	*
Neil A. Springer Director	4,499	(6)	*
Michael T. Tokarz Director	3,999	(7)	*
William F. Ohrt Executive Vice President and Chief Financial Officer	110,103	(8)	*

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding
Victor P. Patrick Senior Vice President, Secretary and General Counsel	41,176	(9)	*
George R. Richmond President of Jim Walter Resources, Inc., a subsidiary of the Company	154,826	(10)	*
Bradley S. Kitterman President of United States Pipe and Foundry Company, Inc., a subsidiary of the Company	16,339	(11)	*
All current directors and executive officers as a group (18 individuals)	15,617,347	(12)	36.4

*	Less than 1% of outstanding Common Stock

(1)	Includes 10,000 shares owned by Mr. Boyce’s wife and options to purchase 78,999 shares exercisable currently or within 60 days of March 1, 2004.

(2)	Includes options to purchase 3,999 shares exercisable currently or within 60 days of March 1, 2004.

(3)	Includes options to purchase 401,333 shares exercisable currently or within 60 days of March 1, 2004.

(4)	Mr. Golkin is a general partner of KKR Associates, L.P., which is the sole general partner of each of JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P. (the “KKR Investors”) and Channel One Associates, L.P. (“Channel One”), and thus Mr. Golkin may be deemed to be a beneficial owner of the shares owned by the KKR Investors and Channel One (see “Ownership of Principal Stockholders” below). Mr. Golkin disclaims beneficial ownership of such shares.

(5)	Includes options to purchase 3,999 shares exercisable currently or within 60 days of March 1, 2004.

(6)	Includes options to purchase 3,999 shares exercisable currently or within 60 days of March 1, 2004.

(7)	Includes options to purchase 3,999 shares exercisable currently or within 60 days of March 1, 2004.

(8)	Includes options to purchase 80,952 shares exercisable currently or within 60 days of March 1, 2004

(9)	Includes options to purchase 24,968 shares exercisable currently or within 60 days of March 1, 2004.

(10)	Includes options to purchase 145,756 shares exercisable currently or within 60 days of March 1, 2004.

(11)	Includes options to purchase 10,167 shares exercisable currently or within 60 days of March 1, 2004.

(12)	Includes 13,958,589 shares of Common Stock owned of record by the KKR Investors and Channel One, which may be deemed to be beneficially owned by Mr. Golkin. See Footnote (4) above. Also includes 902,509 shares purchasable by all current directors and executive officers under stock options exercisable currently or within 60 days of March 1, 2004.

Ownership of Principal Stockholders

The following table sets forth, as of March 1, 2004 (except where otherwise indicated), information as to those holders (other than officers and directors of the Company), known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock. Except as indicated below, to the knowledge of the Company, each stockholder indicated in the following table has sole voting and investment power as to the shares shown.

Name and Complete Mailing Address	Number of Shares	Percent of Common Stock Outstanding
The KKR Investors(1) (JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P.) and Channel One Associates, L.P. c/o Kohlberg Kravis Roberts & Co., L.P. 9 West 57th Street New York, NY 10009	13,958,589	33.3
Samuel R. Shapiro(2) Shapiro Capital Management Company, Inc. The Kaleidoscope Fund, L.P. 3060 Peachtree Road, N.W. Atlanta, GA 30305	5,923,142	14.1
Putnam, LLC d/b/a Putnam Investments(3) One Post Office Square Boston, MA 02109	2,710,760	6.5
Barclays Global Investors, N.A.(4) 45 Fremont Street, 17th Floor San Francisco, CA 94105	2,932,751	7.0
State Street Research & Management Company(5) One Financial Center, 31st Floor Boston, MA 02111-2690	2,354,900	5.6

(1)	The shares of Common Stock are owned of record by the KKR Investors as follows: 9,309,427 shares are owned of record by JWC Associates, L.P.; 61,687 shares are owned of record by JWC Associates II, L.P.; and 225,675 shares are owned of record by KKR Partners II, L.P. The Company has been advised that as of March 1, 2004 Channel One owned of record 4,361,800 shares of Common Stock.

KKR Associates, L.P. is the sole general partner of each of the KKR Investors and Channel One. The general partners of KKR Associates, L.P. are Henry R. Kravis, George R. Roberts, Michael W. Michelson, Paul E. Raether, James H. Greene, Jr., Perry Golkin, Scott M. Stuart and Edward A. Gilhuly, each of whom disclaims beneficial ownership of such shares. See “Ownership of Directors and Executive Officers” above.

(2)	According to the Schedule 13G filed by Shapiro Capital Management Company, Inc., Samuel R. Shapiro and The Kaleidoscope Fund, L.P. with the SEC on February 9, 2004 (the “Shapiro 13G”), Mr. Shapiro, advisory clients of Shapiro Capital Management Company, Inc. and The Kaleidoscope Fund, L.P. own an aggregate of 5,923,142 shares of Common Stock. According to the Shapiro 13G, Mr. Shapiro is the president, a director and majority shareholder of Shapiro Capital Management Company, Inc. and The Kaleidoscope Fund, L.P. and exercises dispositive power over such shares.

(3)	According to the Schedule 13G filed by Putnam, LLC d/b/a Putnam Investments (“Putnam”) on behalf of itself and Marsh & McLennan Companies, Inc. (“Marsh”), Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”) on February 13, 2004 (the “Putnam 13G”),

PIM and PAC own an aggregate of 2,710,760 shares of Common Stock. Putnam is the parent company of PIM and PAC and Marsh is the parent company of Putnam. According to the Putnam 13G, PIM and PAC have dispository power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients.

(4)	According to the Schedule 13G filed by Barclays Global Investors, N.A. on behalf of itself and certain of its affiliated entities (collectively, “Barclays”) on February 17, 2004 (the “Barclays 13G”), Barclays beneficially owns 2,932,751 shares of Common Stock. Of such shares, Barclays Global Investors, N.A. owns 2,669,344 shares and Barclays Global Fund Advisors owns 263,407 shares. According to the Barclays 13G, Barclays has sole voting power over 2,643,785 shares, shared voting power over none of the shares, sole dispositive power over 2,643,785 shares and shared dispositive power over none of the shares.

(5)	According to the Schedule 13G filed by State Street Research & Management Company (“State Street”) with the SEC on February 17, 2004 (the “State Street 13G”), certain mutual funds and/or institutional accounts managed by State Street as investment advisor own 2,354,900 shares of Common Stock. According to the State Street 13G, State Street has sole voting and dispositive power over such shares.

OTHER BUSINESS

The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals must conform to the Company’s by-laws and the requirements of the SEC. If a stockholder intends to present a proposal at the 2005 Annual Meeting, SEC rules require that the Company receive the proposal by November 22, 2004, for possible inclusion in the Proxy Statement. If the date of the 2005 Annual Meeting changes by more than 30 days from April 22, 2005, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2005 Annual Meeting. The Company will determine whether to include a proposal in the Proxy Statement in accordance with SEC rules governing the solicitation of proxies.

If a stockholder intends to nominate a candidate for director, the Company’s by-laws require that the Company receive timely notice of the nomination. A nomination for the 2005 Annual Meeting will be considered timely if it is received no earlier than January 2, 2005 and no later than January 22, 2005. The notice of nomination must describe various matters specified in the Company’s by-laws, including the name and address of the stockholder making the nomination, the number of shares held by the stockholder, each proposed nominee, each of their occupations and certain other information.

Each notice must be given to the Secretary of the Company, whose address is 4211 W. Boy Scout Blvd., Tampa, Florida 33607. The mailing address of the Company is P.O. Box 31601, Tampa, Florida 33631.

By Order of the Board

Victor P. Patrick
Secretary
Walter Industries, Inc.

Tampa, Florida
March 22, 2004

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
WALTER INDUSTRIES, INC.

WALTER INDUSTRIES, INC., a Delaware Corporation (the “Corporation”), hereby certifies as follows:

Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation have duly adopted the following Amended and Restated Certificate of Incorporation. The Corporation was originally incorporated under the name “Hillsborough Holdings Corporation” and filed its original Certificate of Incorporation with the Secretary of State of Delaware on August 6, 1987. The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of Delaware on March 16, 1995 and an Amended and Restated Certificate of Incorporation on April __, 2004.

1.	The name of the Corporation is WALTER INDUSTRIES, INC.

2.	The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of stock that the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock, par value $.01 each.

~~Voting and transfer of the shares of Common Stock held by The Celotex Corporation (in its capacity as the Celotex Settlement Fund Recipient under the Second Amended and Restated Veil Piercing Settlement Agreement (“Celotex”)) and its successors are restricted by Section 3.22(c) of the Amended Joint Plan of Reorganization dated as of December 9, 1994, as modified on March 1, 1995, as the same may be further amended or supplemented from time to time (the “Consensual Plan”), and the Stockholder’s Agreement, dated as of March 17, 1995, by and between Celotex and the Corporation.~~

5.	The bylaws of the Corporation may be altered, amended or repealed by the Board of Directors of the Corporation acting by the vote of the majority of the whole Board of Directors.

6.	Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

7.	To the fullest extent permitted by applicable law, the Corporation shall indemnify any current or former director, officer, employee or agent of the Corporation, and such director’s, officer’s, employee’s or agent’s heirs, executors and administrators, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation, or otherwise, to which such indemnified party was or is a party or is threatened to be made a party by reason of such indemnified party’s current or former position with the Corporation or by reason of the fact that such indemnified party is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred. Any repeal or modification of this Article 7 by the stockholders of the Corporation shall not adversely

A-1

affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

~~8.~~	~~The Tax Oversight Committee shall consist of such members as provided in Section 1.229 of the Consensual Plan.~~

* * * *

A-2

APPENDIX B

Amended and Restated
Employee Stock Purchase Plan

Walter Industries, Inc.

Walter Industries, Inc.
Amended and Restated Employee Stock Purchase Plan

Article 1.  Purpose, Effective Date, Term

1.1  Purpose.  The purpose of the Amended and Restated Walter Industries, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for employees of Walter Industries, Inc. (the “Company”) and employees of the Participating Affiliates (as defined below) to purchase shares of common stock of the Company in a way which is both convenient and on a basis more favorable than would otherwise be available. The Company believes that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employee and the Company.

It is the intent of the Company to not have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code.

1.2  Effective Date.  The Plan shall be effective April 22, 2004 (the “Effective Date”), subject to approval of the Company’s stockholders. The Plan shall remain in effect in accordance with Section 12.2 of the Plan.

1.3  Term of Plan.  The Plan will continue from year to year, but it may be modified or discontinued by the Company at any time.

Article 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word shall be capitalized:

(a)	“Affiliate” means any (i) Subsidiary and (ii) other entity in which the Company has an equity interest.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Committee” means the Compensation and Human Resources Committee of the Board.

(d)	“Company” means Walter Industries, Inc. a Delaware corporation.

(e)	“Eligible Employee” means an Employee eligible to participate in the Plan in accordance with Article 3.

(f)	“Employee” means any active employee of the Company or a Participating Affiliate.

(g)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(h)	“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article 4.

(i)	“Participating Affiliate” means an Affiliate which has been designated by the Committee in accordance with Section 4 of the Plan as covered by the Plan.

(j)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(k)	“Shares” means shares of the Company’s common stock.

(l)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable enrollment date, each of the corporations other than the last corporation in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Article 3.  Eligibility Requirements

3.1  Eligibility.  Except as provided in Section 3.2, each Employee who has attained the age of majority in the state in which he or she resides is eligible to participate in the Plan in accordance with Article 4; provided, however, that the Committee may establish administrative rules with respect to an Employee’s employment (e.g., some minimum employment period, for example, ninety (90) days) to be eligible to participate in the Plan. Participation in the Plan is entirely voluntary.

3.2  Eligibility Limitations.  Notwithstanding the provisions stipulated in Section 3.1 above, the Committee, at its discretion, may determine that an Employee shall not be eligible to participate in the Plan for reasons including, but not limited to, the following:

(a)	If an Employee owns and/or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company; or

(b)	If the Employee is prohibited by the laws of any state of the United States where he or she resides from participating in the Plan.

Article 4.  Enrollment

Any Eligible Employee may enroll in the Plan by completing and signing an enrollment election form or by such other means as the Committee shall prescribe, and submitting such enrollment election to the Company or a Participating Affiliate. Eligible Employees who wish to enroll as Participants in the Plan shall complete and sign such enrollment election form to be furnished by the Company indicating that they authorize and instruct the Company to deduct from their after-tax base salary a specified amount, to be applied to the purchase of Shares for each Participant’s account.

Article 5.  Administration

The permitted minimum monthly deduction shall be ten dollars ($10.00) and the permitted maximum monthly deduction shall be ten percent (10%) of a Participant’s monthly base salary excluding adjustments for overtime, bonuses, or other forms of special compensation. Payroll deductions shall become effective as soon as practicable after the enrollment election form is received by the Company. The payroll deduction may be revised or terminated at any time by the Participant’s written request submitted to the Company or Participating Affiliate. Revision or termination of payroll deductions will become effective as soon as practicable after the Participant’s request is received. Unless mandated by law or regulation, no interest shall accrue on any payroll deductions by Participants.

Article 6.  Purchase of Shares

6.1  Purchase of Shares.  The Company will designate a brokerage firm that is a member of the exchange or market system on which the Shares are traded (hereinafter sometimes referred to as the “Broker”) to open and maintain accounts in the names of Participants and to make purchases of Shares for the accounts of Participants.

The employer will deduct funds from each Participant’s pay as authorized and, each month, will forward the total of the amounts deducted for all Participants, together with the Company’s contribution, to the Broker, together with a list of Participants and the amount allocable to the account of each Participant.

Upon receipt of such funds, the Broker, as promptly as practicable, will purchase in the open market, as agent for the Company, as many Shares as such funds will permit for the accounts of the Participants at prevailing market prices.

6.2  Company Match.  The Company will contribute fifteen percent (15%) of a Participant’s actual monthly payroll deduction and the Company-matching contribution shall increase to twenty percent (20%) of a Participant’s actual monthly payroll deduction upon a Participant attaining five (5) consecutive years of participation in the Plan, including years of participation in the Company’s employee stock purchase plan prior to its amendment and restatement.

6.3  Participant’s Account with the Broker.  Shares purchased by the Broker will be allocated by the Broker, at the average cost thereof, to the accounts established, in the respective amount received for each Participant’s account. Allocation will be made in full shares and fractional shares. The Broker will hold all Shares in each Participant’s account in the name of the Broker or its nominees, unless otherwise directed by the Participant for whom the account is maintained, in which case the Participant will be charged a fee for registration and delivery of the shares involved. No fractional Shares will be issued and the Broker will distribute cash in lieu of any fractional Shares upon closing of the account.

At the time of purchase, each Participant for whose account funds were received immediately acquires full ownership of all Shares and of any fractional Shares assigned to his or her account.

Article 7.  Dividends

The Participant’s account will be credited with all dividends paid in respect to the full Shares and any fractional Shares held in his or her account. Cash dividends on the Shares will be automatically reinvested in Shares as promptly as practicable following receipt thereof by the Broker unless the employee instructs the Broker to the contrary. Regular brokerage commissions will be deducted from the amount of the cash dividend at the time the reinvestment is made.

Stock dividends and/or any stock splits in respect of Shares held in the Participant’s account will be credited to the Participant’s account without charge. Distributions of other securities and rights to subscribe will be sold and the proceeds handled in the same manner as a cash dividend.

Article 8.  Sale of Shares

The Participant may instruct the Broker at any time to sell any or all of his or her full Shares and the fractional Shares in his or her account. Upon such sale the Broker will remit the proceeds to the Participant, less the regular brokerage commission and any applicable handling fees.

Article 9.  Broker’s Commission

Broker’s commissions payable in connection with the purchases of Shares hereunder shall be paid by the Company. However, the Broker’s commission and other charges in connection with sales of Shares, reinvested dividends, or purchases of Shares not made by payroll deductions or by Employer contributions are payable directly to the Broker by the Employee who orders such transactions.

Each Participant will receive from the Broker, at least quarterly, a statement as to the Shares acquired for the Participant’s account under the Plan.

Article 10.  No Liability

Neither the Company nor the Broker shall have any responsibility or liability, other than liabilities arising out of the securities laws, for any action or omission hereunder, including without limitation, any action taken with respect to the price, time, quantity or other conditions and circumstances of the purchase of Shares or administration of the Plan.

Article 11.  Number of Shares

11.1  Shares Reserved. No more than 1.5 million Shares in the aggregate shall be purchased pursuant to the Plan. The Shares subject to the Plan will be Shares purchased on the open market at prevailing market prices.

11.2  Adjustments. In the event of any change in corporate capitalization such as a stock split, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization, or any partial or complete liquidation of the Company, the Committee may make such adjustments it deems appropriate with respect to the number of Shares available for purchase under the Plan.

Article 12.  Miscellaneous

12.1  Applicable Law. To the extent not preempted by the laws of the United States, the laws of Delaware shall be the controlling law in all matters relating to this Plan without giving effect to principles of conflicts of laws.

12.2  Amendment and Termination. The Board may amend, alter, suspend, or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-3 or under the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained.

12.3  No Right of Employment. Nothing in this Plan shall impose upon the Company or a Participating Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or Participating Affiliate to terminate any Employee shall not be diminished or affected because any rights to purchase Shares hereunder.

12.4  Governmental Regulation. Any obligation of the Company to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

12.5  Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

12.6  Death or Termination of Employment. In the event of a Participant’s death, or termination of employment, participation in this Plan by such Participant shall terminate upon remittance to the Broker of the amount deducted from the Participant’s last paycheck prior to the Participant’s death or termination of employment.

APPENDIX C

WALTER INDUSTRIES, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER
Adopted December 17, 2003

Purpose

The Audit Committee (the “Committee”) shall:

A.	Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

(i)	The quality and integrity of the corporation’s financial statements;

(ii)	The corporation’s compliance with legal and regulatory requirements;

(iii)	The independent auditor’s qualifications and independence; and

(iv)	The performance of the corporation’s internal audit function and independent auditors.

B.	Be responsible for the report that the Securities and Exchange Commission (the “SEC”) rules require be included in the corporation’s annual proxy statement.

Structure and Operations

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the applicable rules of the New York Stock Exchange, Inc. and applicable state and federal law. No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

The Board of Directors has determined that the “financial literacy” qualification for Audit Committee members under NYSE listing standards means a working familiarity with basic finance and accounting practices for public corporations. All members of the Committee shall be financially literate (or become financially literate within a reasonable period after his or her appointment). At least one member must be an “audit committee financial expert” under the requirements of the federal securities laws and the rules promulgated thereunder.

No member of the Committee shall receive compensation from any source that would compromise that director’s independence under any applicable law or rule of the SEC or the NYSE.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is designated by the full Board of Directors, the members of the Committee shall elect a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the internal auditors and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in the “Responsibilities and Duties” Section of this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. Meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in the “Purpose” section of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in the “Purpose” section of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

The Committee shall be given full access to the corporation’s internal auditors, Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors.

Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the corporation’s financial statements and disclosures rests with management and the independent auditors.

Documents/Reports Review

1.	Review with management and the independent auditors, prior to public dissemination, the corporation’s filings under the federal securities laws that contain the corporation’s annual audited financial statements and quarterly financial statements, including the disclosures therein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the corporation’s annual internal control report, and discuss with the independent auditors the matters required to be discussed with Audit Committees by professional auditing standards.

2.	Review and discuss with management and the independent auditors the corporation’s earnings report press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

3.	Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation’s by-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Auditors

4.	Retain and terminate independent auditors and approve the scope of the audit and all audit engagement fees and terms. The independent auditors retained shall be registered with the Public Company Accounting Oversight Board in accordance with applicable law.

5.	Inform each public accounting firm performing audit work for the corporation that such firm shall report directly to the Committee.

6.	Oversee the work of any public accounting firm employed by the corporation for the purpose of preparing or issuing an audit report or related work or performing other audit services for the corporation, and resolve any disagreement between management and the auditors regarding financial reporting.

7.	Approve in advance any significant audit or non-audit engagement or relationship between the corporation and the independent auditors, other than services that the independent auditors are prohibited from providing by applicable law, rule or regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor audit-related services if: (i) the aggregate amount of all such audit-related services provided to the corporation constitutes not more than five percent of the total amount of fees paid by the corporation to its auditors during the fiscal year in which the non-audit services are provided, with the fees for any single assignment not to exceed $25,000; (ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

8.	Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a)  Obtain and review a report by the corporation’s independent auditors describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditors and the corporation;

(b)  Ensure the rotation of the lead audit partner in accordance with applicable independence requirements under any applicable law, rule or regulation, and consider whether there should be rotation of the audit firm itself.

(c)  Confirm with any independent auditors retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the corporation in the past that would compromise that partner’s independence under any applicable law, rule or regulation.

Financial Reporting Process

9.	In consultation with management, the independent auditors, and the internal auditors, review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditors reports from management and the independent auditors regarding: (i) all critical accounting policies and practices to be used by the corporation; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other written communications between the independent auditors and the corporation’s management dealing with the foregoing matters or otherwise deemed material by management or the independent auditors.

10.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.

11.	Review with the independent auditors (i) any audit problems or other difficulties encountered by the auditors in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the corporation.

Legal Compliance/General

12.	Review periodically, with the corporation’s counsel, any legal matter that could have a significant impact on the corporation’s financial statements.

13.	Discuss with management and the independent auditors the corporation’s guidelines and policies with respect to risk assessment and risk management, including fraud risk, detection and avoidance. Review the adequacy and effectiveness of the Company’s risk management framework by gaining assurance that major risks have been identified and are appropriately managed.

14.	Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that no public accounting firm may provide audit services to the corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity or in a financial reporting oversight role for the corporation was employed by the public accounting firm and participated in the audit of the corporation in the past in a manner that would compromise the independence of the public accounting firm under any applicable law, rule or regulation.

15.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

16.	Review the appointment, performance and replacement of the firm providing internal audit services. Approve the annual internal audit plan. Review the significant reports to management prepared by the internal audit function and management’s responses.

Reports

17.	Be responsible for all Audit Committee reports required to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

18.	Report regularly to the full Board of Directors (i) with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the internal audit function; (ii) following all meetings of the Committee; (iii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities; and (iv) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

19.	Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner, as it deems appropriate.

APPENDIX D

WALTER INDUSTRIES, INC.
BOARD OF DIRECTORS
COMPENSATION AND HUMAN RESOURCES COMMITTEE CHARTER
Adopted December 18, 2003

Purpose

The Compensation and Human Resources Committee (the “Committee”) shall:

A.	Discharge the responsibilities of the Board of Directors to the shareholders, potential shareholders and investment community with respect to the corporation’s compensation programs and compensation of the senior executives of the Company and its subsidiaries; and

B.	Produce an annual report on executive compensation for inclusion in the corporation’s annual proxy statement, in accordance with applicable rules and regulations of the New York Stock Exchange, Inc. (the “NYSE”), Securities and Exchange Commission (the “SEC”) and other regulatory bodies.

Structure and Operations

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the NYSE and applicable state and federal law. Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is designated by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO, the corporation’s principal human resources executive, and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. Meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities as outlined in the “Purpose” section of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee as outlined in the “Purpose” section of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Setting Compensation for Directors and Executive Officers

1.	Establish and review the overall compensation philosophy of the corporation.

2.	Review and approve corporate goals and objectives relevant to CEO and other senior executive officer compensation, including annual performance objectives.

3.	Evaluate the performance of the CEO and other executive officers in light of these criteria and, based on such evaluation, review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the CEO and other executive officers.

4.	In connection with executive compensation programs:

(a)  Review and recommend to the full Board of Directors, or approve, new executive compensation programs;

(b)  Review on a periodic basis the operations of the corporation’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

(c)  Establish and periodically review policies for the administration of executive compensation programs; and

(d)  Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

5.	Establish and periodically review policies in the area of senior management perquisites.

6.	Review and recommend to the full Board of Directors compensation of directors as well as director’s and officer’s indemnification and insurance matters.

7.	Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the corporation, including consulting arrangements, employment contracts, severance or termination arrangements and loans to employees made or guaranteed by the corporation.

Monitoring Incentive and Equity-Based Compensation Plans

8.	Review and make recommendations to the Board of Directors with respect to the corporation’s incentive-compensation plans and equity-based plans, and oversee management’s administration of those plans.

9.	Review and approve all equity compensation plans of the corporation, subject, where applicable, to the approval of the corporation’s shareholders.

10.	Review and make recommendations to the full Board of Directors, or approve, all awards pursuant to the corporation’s equity-based and incentive plans to officers of the Company.

11.	Monitor compliance by executives with the rules and guidelines of the corporation’s equity-based plans.

12.	Review and monitor employee retirement, welfare and other benefit plans.

13.	Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

14.	Be responsible for an annual report on executive compensation for inclusion in the corporation’s proxy statement, in accordance with applicable rules and regulations of the NYSE, SEC and other applicable regulatory bodies.

15.	Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

16.	Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX E

WALTER INDUSTRIES, INC.
BOARD OF DIRECTORS
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
Adopted December 18, 2003

Purpose

The Nominating and Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by:

A.	Identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders;

B.	Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the corporation; and

C.	Otherwise taking a leadership role in shaping the corporate governance of the corporation.

Structure And Operations

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the applicable rules of the New York Stock Exchange, Inc. (“NYSE”) and applicable state and federal law.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is designated by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Meetings

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. Meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in the “Purpose” section of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in the “Purpose” section of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.	Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider director candidates recommended by shareholders and establish procedures to be followed by shareholders in submitting recommendations of candidates. Consider matters relating to the retirement of Board members, including term limits or age caps.

3.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

4.	Consider questions of independence and possible conflicts of interest of members of the Board of Directors.

5.	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

6.	Oversee evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors.

Committee Selection, Composition and Evaluation

7.	Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

8.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

9.	Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

10.	Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

11.	Consider the adequacy of the certificate of incorporation and by-laws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

12.	Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

13.	Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

14.	Establish procedures for shareholder communications with the Board of Directors and its individual members.

Reports

15.	Upon the advice of the Corporation’s general counsel or of outside counsel retained by the Committee, be responsible for any disclosures required by applicable rules and regulations of the Securities and Exchange Commission regarding Nominating Committee actions and decisions.

16.	Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17.	Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

WALTER INDUSTRIES, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Walter Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WALTER	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WALTER INDUSTRIES, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 AND 4.

Vote On Directors
1.	To elect as Directors of Walter Industries, Inc. the nominees listed below.
	01) Donald N. Boyce 02) Howard L. Clark, Jr. 03) Don DeFosset 04) Perry Golkin 05) Jerry W. Kolb	06) Scott C. Nuttall 07) Bernard G. Rethore 08) Neil A. Springer 09) Michael T. Tokarz	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposals
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company for the year ending December 31, 2004.	For / /	Against / /	Abstain / /

3.	Proposal to approve amendments to the Company’s Amended and Restated Certificate of Incorporation.	/ /	/ /	/ /

4.	Proposal to approve the Amended and Restated Employee Stock Purchase Plan.	/ /	/ /	/ /

5.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

WALTER INDUSTRIES, INC.

Annual Meeting of Stockholders -- April 22, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder(s) of Walter Industries, Inc., a Delaware corporation, hereby appoint(s) Michael T. Tokarz, Donald N. Boyce and Don DeFosset, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Walter Industries, Inc., to be held April 22, 2004 at 10:00 a.m., at the Don CeSar Hotel, 3400 Gulf Blvd., St. Pete Beach, FL 33706, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)